Exhibit 10.24

Execution Version

GAUZY LTD.
WARRANT TO PURCHASE PREFERRED SHARES

January 29, 2024

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

This Certifies That, for value received, OIC Growth Gauzy Holdings, LLC (the “Holder”) is entitled to subscribe for and purchase at the Exercise Price (as defined below) from Gauzy Ltd., a company incorporated and existing under the laws of the State of Israel having its principal offices at the 14 Hatchiya St., Tel-Aviv, Israel 6816914 (the “Company”) the Warrant Shares (as defined below).

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Note Purchase Agreement by and between the Company, Vision Lite SAS, certain Purchasers (as such term is defined in the Note Purchase Agreement) and the Holder (amongst others), dated as of January 9, 2024 (the “Agreement”). In addition, as used herein, the following terms shall have the following respective meanings:

“Additional Commitment Funding” shall mean that an OIC Entity has purchased Common Stock from the underwriters in an Eligible IPO having an aggregate purchase price of $15,000,000 (or such lesser amount as the underwriters offer to the OIC Entities and the OIC Entities purchase such amount in full).

“Additional Warrant Shares” shall mean 31,210 number of Ordinary Shares representing 1% of the Company’s share capital on a fully diluted basis as of the date hereof, or such pro-rated number of Ordinary Shares to the extent the OIC Entities have been offered by the underwriters an amount less than $15,000,000 and the OIC Entities purchase such amount in full.

“Articles” shall mean the Amended and Restated Articles of Association of the Company, dated as of January 24, 2024, as amended from time to time.

“CFC” shall have the meaning as ascribed to it in Section 4(g).

“Deemed Liquidation” shall have the meaning as ascribed to it in the Articles.

“Designated IPO” shall have the meaning as ascribed to it in the Articles.

“Exercise Date” shall mean the date of exercise of this Warrant.

“Exercise Period” shall mean a period commencing as of the date hereof and ending on November 8, 2028.

“Exercise Price” shall mean an exercise price per Warrant Share equal to (a) if a Qualified IPO is completed on or prior to March 31, 2024, the price per share for each share of the Company issued at such Qualified IPO; and (b) if a Qualified IPO is not completed by March 31, 2024, the price of the Preferred D-5 Shares as determined by a 409A valuation of the Company completed between April 1, 2024 and June 30, 2024.

“Exercised Shares” shall mean those Warrant Shares issued by the Company to the Holder pursuant to any exercise of this Warrant from time to time.

“IRA” shall mean that certain Amended and Restated Investors’ Rights Agreement, dated as of January 27, 2022, by and among the Company, Eyal Peso, Adrian Lofer, Dimitry Dobrenko, and the persons or entities identified in Schedule I attached thereto.

“Ordinary Shares” shall have the meaning ascribed to it in the Articles.

“Permitted Transferee” shall mean any of the following (no clause below shall derogate from the applicability of any other clause below):

(a)	If the Holder is an individual, a trust which does not permit any of the settled property or the income therefrom to be applied otherwise than for the benefit of such Holder and no power of control over the voting powers conferred by any shares are subject to the consent of any person other than the trustees of such Holder;

(b)	If the Holder is a general or limited partnership, its partners or members, as the case may be; its management company; limited or general partnerships managed by its management company or its managing general partner; or limited or general partnerships managed by an Affiliate of its management company or the managing general partner of its general or limited partnership in question (e.g. managed by general partners which are under similar control as the general partner of the Holder);

(c)	If the Holder is a hedge fund or a venture capital fund, transferees that become transferees either in (i) a disposition which is part of a disposition of a significant portion of the investments of such fund, (ii) a disposition in connection with the dissolution of the fund, or (iii) a disposition resulting from a regulatory or tax constraint applicable to the fund or any of the partners in the fund;

(d)	An entity or person which is an Affiliate of the Holder;

(e)	If the Holder is an individual, such Shareholder’s spouse, children, lineal descendant or antecedent; and

(f)	any successor or permitted assign of a Purchaser under the Agreement.

“PFIC” shall have the meaning as ascribed to it in Section 4(g).

“Preferred Shares” shall have the meaning ascribed to it in the Articles.

“Preferred D-5 Shares” shall have the meaning ascribed to it in the Articles.

“Relevant Class of Shares” shall mean prior and up to the completion of a Qualified IPO by the Company, Preferred D-5 Shares, and upon and following the completion of a Qualified IPO by the Company, Ordinary Shares (subject to adjustment in accordance with Section 5(a) below).

“Warrant” means this Warrant to Purchase Preferred Shares.

“Warrant Shares” shall mean (a) prior and up to the completion of a Qualified IPO by the Company, 140,444 Preferred D-5 Shares to be issued to the Holder, representing 4.5% of the Company’s share capital on a fully diluted basis as of the date hereof, as such number of Preferred D-5 Shares may be adjusted in accordance with Section 5(a), and (b) upon and following the completion of a Qualified IPO by the Company, the number of Ordinary Shares that the number of Preferred D-5 Shares in clause (a) would have converted into upon the date of completion of such Qualified IPO taking into account any adjustments at or prior to such time under Section 10.3.5 of the Articles (as in effect immediately prior to the completion of such Qualified IPO); provided that, upon the occurrence of the Additional Commitment Funding, the number of Warrant Shares shall be increased by the number of Additional Warrant Shares.

2.	Exercisability of Warrant.

(a)	In the event the Holder exercises this Warrant for part, but not all, of the exercisable Warrant Shares, then the Holder shall continue to be entitled to exercise, in part or in full, the remaining unexercised Warrant Shares, and the Company shall grant to Holder a new Warrant (dated the date hereof) evidencing the rights of the Holder to purchase the unexercised Shares as provided for by this Warrant, and such new Warrant shall in all other respects be identical to this Warrant.

(b)	This Warrant shall expire upon the earlier of: (i) the expiration of the Exercise Period; and (ii) the exercise of this Warrant with respect to all Warrant Shares issuable hereunder.

3.	Exercise of Warrant.

(a)	Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time during the Exercise Period by the surrender of this Warrant (with the notice of exercise in the form attached hereto as Exhibit A duly executed; provided, that such Notice of Exercise and related surrender of this Warrant may be conditioned and effective upon the happening of certain events or conditions, including the consummation of a Qualified IPO) and payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased.

(b)	Net Exercise. In lieu of the payment method set forth in Section 3(a) above, the Holder may, at any time and from time to time during the Exercise Period, elect to exercise this Warrant for the number of Warrant Shares computed using the following formula:

Where X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares exercised pursuant to this Warrant (excluding Warrant Shares already issued under this Warrant).

A = the Fair Market Value (as defined below) of one Warrant Share (as of the date of such calculation).

B = Exercise Price per one Warrant Share (as adjusted to the date of such calculations).

“Fair Market Value” of a Warrant Share shall mean:

(i)	If the Company’s shares are not publicly traded, then such value as determined by the Company’s Board of Directors in good faith.

(ii)	If the Warrant is exercised after the Company’s shares are publicly traded, the average price per share of the Company as listed on the relevant exchange for the thirty (30) day period immediately prior to the Exercise Date.

(c)	Issuance of Shares on Exercise. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercised Shares, registered in the name of the Holder, shall be issued and delivered to the Holder by the Company as soon as is reasonably practicable after the rights represented by this Warrant shall have been so exercised, but in any event within five (5) Business Days thereof. Issuance of Exercised Shares to the Holder upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer taxes in respect of the issuance of such Exercised Shares, all of which taxes shall be paid by the Company.

(d)	Holder of Record. The person in whose name any certificate or certificates for Exercised Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and, in case of exercise under Section 3(a) only, upon payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates.

4.	Company Representations and Warranties; Covenants.

(a)	Due Authorization, Execution and Issuance. The Company represents and warrants to the Holder as follows: (i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) the execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise hereof, will not be, inconsistent or conflict with the Company’s governing documents, do not and will not contravene any law, governmental rule or regulation, judgement or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person, other than those consents or approvals that shall have been previously obtained.

(b)	Covenants as to Exercised Shares. The Company covenants and agrees that all Exercised Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof and free from all preemptive rights of any shareholder. Subject to the provisions of Section 2(c) and Section 4(c), the Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of Relevant Class of Shares to allow for the exercise of rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued Relevant Class of Shares (and, to the extent relevant, Ordinary Shares issuable upon conversion of such Preferred D-5 Shares, to the extent applicable) shall not be sufficient to permit exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued number of Preferred D-5 Shares and Ordinary Shares to such number of Relevant Class of Shares as shall be sufficient for such purposes.

(c)	No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out all the provisions of this Warrant and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the exercise rights of the Holder against impairment. In addition, the Company shall not amend the Organizational Documents of the Company in a manner that would, by the terms of such amendment and the direct impacts therefrom, be materially adverse to the Holder or otherwise change the rights or terms of the Preferred D-5 Shares or Ordinary Shares in any material respect; provided that the foregoing shall not restrict the Company’s rights to amend the Organizational Documents of the Company in connection with a Qualified IPO so long as such amendments provide for the equal treatment of all Preferred D-5 Shares, and otherwise comply with the requirements set forth in the Articles, including any consent required under Section 82.1. In connection with any Qualified IPO, the Company shall require that (i) the class or series of shares of the Company in the Qualified IPO that will be sold to the public will be Ordinary Shares, and (ii) that upon the completion of such Qualified IPO, the Company will no longer have any Preferred Shares and the only class or series of shares of the Company issued and outstanding (or issuable pursuant to any warrant, convertible note, or similar instrument) will be the Ordinary Shares.

(d)	409A Valuation. In connection with the determination of the Exercise Price, the Company shall conduct a 409A valuation of the Company between April 1, 2024 and June 30, 2024.

(e)	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or any stock dividend) or other distribution, the Company shall send to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(f)	Other Notices. During the Exercise Period, and subject to any limitation pursuant to applicable law, the Company shall provide the Holder with prior written notice no less than the lesser of (i) ten (10) Business Days, and (ii) to the extent the Company is required to give prior notice to the shareholders of the Company, the same notice period as provided to the shareholders of the Company in the event of: (1) any Designated IPO; (2) any Deemed Liquidation; and (3) any amendments, waivers or modifications to the Organizational Documents of the Company pursuant to Section 4(c) above. Such notice shall include the same information as provided to the shareholders of the Company in connection with their approval thereof.

(g)	U.S. Tax Status. The Company is, and shall continue to be, treated as a corporation for U.S. federal income tax purposes and has not made and shall not make any election or taken any action inconsistent with such treatment. As of the date hereof, the Company is not and does not expect to be a passive foreign investment company within the meaning of Section 1297 of the Code (a “PFIC”) for the current taxable year or in the foreseeable future. As of the date hereof, to the best of its knowledge, the Company is not and does not expect to be a controlled foreign corporation within the meaning of Section 957 of the Code (a “CFC”).

(h)	Investors’ Rights Agreement. Prior to the earlier of (x) the date of completion of an IPO (as defined in the Articles) and (y) the date the Holder first exercises this Warrant (in whole or in part), the Company shall amend or modify the IRA to provide that, subject to its exercise of this Warrant (if not so exercised) and solely with respect to the Warrant Shares, the Holder (or its designated Affiliate) shall be an “Investor” under the IRA and have all rights and benefits associated therewith under the IRA.

5.	Adjustment of Number of Exercised Preferred Shares and Exercise Price.

(a)	Adjustment for Dividends, Share Splits, Recapitalizations, Etc.

(i)	In the event of changes in the outstanding share capital of the Company by reason of share dividends, share splits, reverse splits, recapitalizations, reclassifications, combinations or exchanges of shares (including upon an automatic conversion of all outstanding Preferred Shares into Ordinary Shares in accordance with the terms of the Articles), separations, reorganizations, consolidations or mergers of the Company with or into another person (other than a consolidation or merger of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of any outstanding shares), or any adjustment of the conversion price of the Preferred Shares in accordance with the Articles and unless this Warrant expires in accordance with the terms herein, the number and class of shares available for purchase under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder, on exercise for the same aggregate Exercise Price, the total number and class of shares or other securities or property as the Holder would have owned had this Warrant been exercised prior to such event and had the Holder continued to hold such shares until after the event requiring such adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercised Shares subject to this Warrant. The Holder shall be entitled to the benefit of all adjustments in the number of Ordinary Shares of the Company issuable upon conversion of the Preferred Shares which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of Ordinary Shares issuable upon conversion as a result of a dilutive issuance of share capital, and to the extent that any Warrant Shares are issuable as Ordinary Shares due to the completion of an IPO (as defined in the Articles), such Warrant Shares will benefit from the same adjustments applied to Preferred Shares, including as contemplated in Section 10.3.5 of the Articles, upon the completion of such IPO (as defined in the Articles).

(ii)	If at any time while this Warrant remains outstanding and unexpired, the holders of the Relevant Class of Shares shall have received, or, on the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, any cash dividend or distribution, the Exercise Price then in effect shall be reduced by an amount equal to the cash payable per Relevant Class of Share, as applicable, pursuant to such cash dividend or distribution; provided, that the Exercise Price shall not be reduced below zero pursuant to this Section 5(a)(ii).

(b)	Notice of Adjustment. If the Company performs any of the actions or enters into any of the transactions described in Section 5(a), then, in any one or more of the said cases, the Company shall give the Holder prior written notice of such actions and/or transactions, including a description thereof and any record date relevant to such actions and transactions. Such written notice shall be given at least seven (7) days prior to the action in question and at least seven (7) days prior to the record date in respect thereto.

(c)	Certificate of Adjustment. Whenever the Exercise Price or the number of Exercised Shares purchasable hereunder shall be adjusted pursuant to this Section 5, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Exercised Shares purchasable hereunder after giving effect to such adjustment, and shall provide such certificate to the Holder.

6.	Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant or as a consequence of any adjustment pursuant hereto, and the Warrant Shares issuable hereunder shall be rounded to the closest whole number.

7.	No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company with respect to the Warrant and the Warrant Shares.

8.	Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

9.	Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by email or overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:

(a)	The Company:

Gauzy Ltd.
14 Hatehiya Street, Tel Aviv-Yafo, ISRAEL, 6816914
Attn: Eyal Peso, Meir Peleg
Email: Eyal@gauzy.com; Meir.Peleg@gauzy.com

(b)	The Holder:

OIC Investment Agent, LLC
292 Madison Avenue, Suite 2500
New York, NY 10017
Attention: Drew Karian, Zhao Yang, Ryan Davidson and Matthew Levy
Email: team_gauzy@oic.com

All notices and communications shall be effective when received by the addressee thereof during business hours on a Business Day in such Person’s location as indicated above, and if received not during business hours, then upon the commencement of the next Business Day. In addition, to the extent notice of any event required hereunder has been provided in accordance with the Agreement, such notice will be deemed to have also been provided hereunder and in accordance herewith.

10.	Assignment. The Holder may freely assign, sell or transfer its rights and obligations under this Warrant (in whole or in part) to any Permitted Transferee or, upon the occurrence of an Event of Default under the Agreement, to any Person(s) that is not a Disqualified Purchaser, and otherwise this Warrant shall not be assignable or transferable by a Holder without the prior written consent of the Company. The Company shall reasonably cooperate as required to complete any such assignment, including (but not limited to) signing all documents and statements of any kind required to complete such transfer. Upon exercise of the Warrant Shares (in whole or in part), the Warrant Shares shall be subject to any transfer restrictions set forth in the Articles.

11.	Governing Law; Jurisdiction. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the laws of the State of Israel, without regard to conflict of law provisions thereof. The competent courts in Tel-Aviv-Jaffa, Israel shall have exclusive jurisdiction over any matter arising in connection with this Warrant.

12.	Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

13.	Modification; Waiver. Any provision of this Warrant may be amended or waived only by the written consent of the Company and the Holder.

14.	Interpretation. For purposes of this Warrant, (a) definitions shall apply equally to the singular and plural forms of the terms defined; (b) words of any gender shall be deemed to include each other gender and neuter forms; (c) Section headings are for convenience only and shall not limit or otherwise affect the meaning hereof; (d) the word “including” and words of similar import shall be deemed to be followed by the phrase “without limitation”; (e) the words “this Warrant,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import shall refer to this Warrant as a whole, and not to any particular subdivision, hereof unless expressly so limited; (f) “or” is not exclusive; (g) unless otherwise specified or the context otherwise requires, (i) any reference to an agreement or other document means such agreement or other document as amended, restated or otherwise modified from time to time in accordance with its terms, (ii) any reference to a Person shall be deemed to include such Person’s successors and permitted assigns, (iii) any reference to a Section, a clause or an Exhibit means a Section or a clause of, or an Exhibit to, this Warrant; and (h) any reference to any statute or other law shall be deemed to include all rules, regulations and exemptions promulgated thereunder and all provisions consolidating, amending, replacing, supplementing or interpreting such statute or other law (including any successor provisions). The terms “dollars” and “$” means U.S. dollars, the lawful currency of the United States of America. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. For all purposes of this Warrant, if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

15.	Equitable Relief. Each party hereto acknowledges and agrees that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, without the need to post a bond, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.	Taxes.

(a)	Each of the Company and the Holder will bear its own tax consequences arising from the grant of this Warrant or exercise of any of the Warrant Shares. To this end, the Company shall withhold any taxes imposed by Israel on the exercise of the Warrant or distributions on the Warrant Shares, in each case, to the extent required by applicable law, unless the Holder presents the Company, in a timely manner, with a valid exemption from such withholding at source, issued by the Israel Tax Authority in customary form and substance reasonably satisfactory to the Company (which, for the avoidance of doubt, shall require that the Holder provided the Company with an opportunity to review the application to the Israel Tax Authority), in which case the Company shall act in accordance with such certificate. The Company shall give the Holder reasonable advance written notice of any potential withholding in respect of any payments on the Warrant Shares, consult with the Holder in good faith and cooperate with the Holder (including by providing reasonably required information and documentation) in connection with the preparation and filing of the application for the applicable exemption (it being understood that for purpose of this sentence, the Company shall not be required to apply for a certificate of exemption from withholding from the Israel Tax Authority). In the event that the Company pays any amount with respect to Israeli withholding tax on behalf of the Holder without withholding a relevant amount, the Holder shall promptly indemnify the Company for any amounts it has so paid.

(b)	Notwithstanding the foregoing, or anything to the contrary herein, the Company may hold in escrow, by itself or through a trustee nominated by the Company, a reasonable amount of Exercised Shares (or any amount of shares to which such Exercised Shares were converted) to secure payment by the Holder of its obligations under Section 16(a), unless (i) the Holder has presented to the Company a valid certificate issued by the Israeli Tax Authority providing for exemption from tax withholding at the rate of one hundred percent (100%), at least two (2) Business Days prior to the date in which the Warrant is exercised; or (ii) the Company has received from the Holder an amount of immediately available funds sufficient to cover the potential payment of Israeli withholding tax required in connection with the exercise of the applicable Warrant. To the extent that the Holder fails to satisfy its obligations under Section 16(b), the Company shall be entitled to sell (or order the trustee to sell, to the extent applicable) such amount of Exercised Shares (or amount of shares to which such Exercised Shares were converted) and use the proceeds received from the sale to pay itself for any amounts the Holder is required to pay under Section 16(a).

(c)	Without limiting the foregoing, subject to applicable law, the Holder may instruct the Company to not withhold taxes and to hold in escrow, by itself or through a trustee nominated by the Company, a reasonable amount of Exercised Shares (or any amount of shares to which such Exercised Shares were converted) to secure payment by the Holder of its obligations under Section 16(a) for a period of up to three (3) months so as to allow the Holder to receive the appropriate exemption from the Israeli Tax Authority.

(d)	At the request of the Holder, the Company shall procure (at the Company’s expense) that:

(i)	The Company, in consultation with an internationally recognized accounting firm with expertise in U.S. tax matters (“External Accountants”), will (A) determine each year whether or not the Company is likely a PFIC, and notify the Holder of its determination within 45 days of the end of each taxable year, (B) make available to the Holder upon request, all information that the Company (or its External Accountants) used to determine whether or not it is or is not likely to be a PFIC, (C) upon a determination by the Company (in consultation with its External Accountants) that it is, may be, or is likely to become a PFIC for any taxable year, timely provide to the Holder, the “PFIC Annual Information Statement” within the meaning of U.S. Treasury Regulation Section 1.1295-1(g) for such year and other information to permit the Holder to (x) accurately prepare all tax returns and comply with any reporting requirements resulting from such determination and (y) make any election (including a “qualified electing fund” election under Section 1295 of the Code) with respect to each the Company and its subsidiaries and to comply with any associated reporting or other requirements incidental to such election;

(ii)	The Company will provide, from time to time upon the request of the Holder, information that is reasonably available to the Company so that the Holder may determine the amount of current and accumulated earnings and profits of the Company computed under the U.S. tax principles; and

(iii)	The Company will, upon reasonable request from the Holder (but not more than once a year) who may be (or may have any direct or indirect owner who may be) a “United States shareholder” within the meaning of Section 951(b) of the Code, in consultation with its External Accountants, determine whether or not the Company is likely a CFC, and notify the Holder of its determination within 45 days of such request; and

(iv)	If the Company or any of its subsidiaries are determined to be CFCs, and the Holder may be (or may have any direct or indirect owner who may be) treated as a “United States shareholder” within the meaning of Section 951(b) of the Code, the Company will provide, from time to time upon the request of the Holder, information that is reasonably available to the Company so that the Holder may determine the amount of current and accumulated earnings and profits of the Company or relevant subsidiaries that may be treated as CFCs computed under the U.S. tax principles and all other information necessary to determine any “subpart F income” or “global intangible low-taxed income” of the Company or any of its subsidiaries or to prepare tax returns and comply with any reporting requirements.

(e)	The Company and the Holder shall cooperate in good faith in determining the amount of any constructive dividend resulting from any adjustment described in Section 5 and, if required, preparing any Internal Revenue Service Form 8937 (or similar tax form) related to such adjustment (for the avoidance of doubt, if there is more than one permissible method to determine the amount of the constructive dividend for U.S. federal income tax purposes, the Company and the Holder will select the method that results in the lowest constructive dividend amount).

[Signature Page Follows]

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

Gauzy Ltd.

By:
Name:
Title:

Agreed and Acknowledged:

OIC Growth Gauzy Holdings, LLC

By:
Name:
Title:

[Signature Page Warrant]

Exhibit A
NOTICE OF EXERCISE

TO:	Gauzy Ltd.

1.	Election. The undersigned hereby elects to purchase certain [Preferred D-5 Shares][Ordinary Shares] of Gauzy Ltd. (the “Company”) pursuant to the terms of the attached Warrant, including, for the avoidance of doubt, Section 2(c) of the Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

2.	Form of Warrant Exercise Price. The undersigned intends that payment of the Exercise Price shall be made as:

2.1	a “Cash Exercise” with respect to _________ Warrant Shares, and tenders herewith payment of $_________; and/or

2.2	a “Cashless Exercise” of _________ Warrant Shares.

3.	Issuance Instruction. Please issue a certificate or certificates representing said exercised Warrant Shares in the name of the undersigned:

______________________
(Name)

______________________
______________________
(Address)

(Date)	(Signature)

(Print name)